Exhibit 10.17
SECOND AMENDMENT TO LOAN AGREEMENT
(Loan A)
     THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Agreement”) is made as of August 28, 2009, by and between SUNRISE CONNECTICUT AVENUE ASSISTED LIVING L.L.C., a limited liability company organized and existing under the laws of the Commonwealth of Virginia (the “Borrower”) and CHEVY CHASE BANK, a division of Capital One, N.A. (“Agent” or in its individual capacity, “Chevy Chase”), as Agent for the lenders party hereto (individually a “Lender” and collectively, “Lenders”).
RECITALS
     A. Borrower obtained a loan from the Lenders in the maximum principal amount of Thirty Million and No/Dollars ($30,000,000.00) (“Loan A”) which was advanced pursuant to the provisions of a certain Loan Agreement dated August 28, 2007 by and between the Borrower and the Lenders, as amended by that certain First Amendment to Loan Agreement dated April 15, 2008 (the same, as amended by this Agreement and as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the “Loan Agreement”).
     B. Loan A is evidenced by, and repaid with interest in accordance with the provisions of (i) a Deed of Trust Note A dated August 28, 2007 from the Borrower payable to Chevy Chase in the principal amount of Twenty Million and No/Dollars ($20,000,000.00), as amended by that certain First Amendment to Deed of Trust Note A dated of even date herewith (as amended, modified, restated, substituted, extended and renewed at anytime and from time to time, the “Chevy Chase Note”) and (ii) a Deed of Trust Note A dated August 28, 2007 from the Borrower payable to M.B. Financial Bank, N.A., a national banking association in the principal amount of Ten Million and No/Dollars ($10,000,000.00), as amended by that certain First Amendment to Deed of Trust Note A dated of even date herewith (as amended, modified, restated, substituted, extended and renewed at anytime and from time to time, the “MB Financial Note” and, collectively with Chevy Chase Note, the “Notes”).
     C. Loan A is guaranteed by Sunrise Senior Living, Inc. a Delaware corporation (“Guarantor”), pursuant to the terms of that certain Guaranty of Payment dated August 28, 2007, as amended by that certain First Amendment to Guaranty of Payment dated September 8, 2008 (as amended, modified, restated, substituted, extended and renewed at anytime and from time to time, the “Guaranty”).
     D. The Borrower has requested and the Agent has agreed to (i) waive the Event of Default caused by the Borrower’s failure to comply with the occupancy requirement for the fiscal quarters ending March 31, 2009 and June 30, 2009, (ii) revise the financial reporting requirements and (iii) make such other changes as more particularly set forth herein.

AGREEMENTS
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Borrower and Lender agree as follows:
     1. Borrower and Agent agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Loan Agreement shall have the same meaning under this Agreement.
     2. The parties hereto acknowledge and agree (a) that the outstanding principal balance of Loan A as of the date hereof is $29,637,000 (b) that interest on the unpaid principal balance of Loan A has been paid through August 1, 2009 and (c) that the unpaid principal balance of Loan A, together with accrued and unpaid interest thereon, is due and owing subject to the terms of repayment hereinafter set forth, without defense or offset.
     3. Borrower hereby acknowledges and agrees that pursuant to the terms of Section 7.29 (Debt Service Ratio) of the Loan Agreement, Borrower is required to maintain, tested as of the end of each fiscal quarter during the term of the Loan, a Debt Service Ratio for the Facility of not less than 1.20 to 1.0 (the “Debt Service Covenant”). Borrower and Agent hereby acknowledge and agree that for the period commencing July 1, 2009 and ending December 2, 2009 the Debt Service Covenant will not be measured.
     4. Borrower hereby acknowledges and agrees that pursuant to the terms of Section 7.30 (Occupancy Covenant) of the Loan Agreement, Borrower is required to maintain at all times, tested as of the end of each fiscal quarter during the term of each Loan, a minimum average daily occupancy of eighty-five percent (85%), measured on a unit basis (the “Occupancy Covenant”). Pursuant to Section 9.3 of the Loan Agreement, the failure to comply with the Occupancy Covenant constitutes an Event of Default under each Loan Agreement. Agent hereby agrees to waive the Event of Default caused by the Borrower’s failure to comply with the Occupancy Covenant for the fiscal quarters ending March 31, 2009 and June 30, 2009.
     5. Subsection (c) of 7.1 (Financial Statements) of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “(c) As soon as available but in no event later than the dates indicated, consolidated financial statements of Guarantor for the fiscal quarter ending September 30, 2009, no later than November 15, 2009, and for each fiscal quarter thereafter, within forty-five (45) days thereafter; such statements shall include a consolidated balance sheet and related consolidated statements of income and operations, shareholder’s equity and cash flows for such fiscal quarter.”
     6. Section 7.1 (Financial Statements) of the Loan Agreement is hereby amended by adding the following subsections (f) – (j) in their entirety as follows:
     “(f) As soon as available but in no event later than the 15th day of each calendar month, commencing on September 15, 2009, certification by Guarantor of the amount of its Cash Balance (as defined in the Guaranty) as of the last day of the immediately preceding month.
     (g) As soon as available but in no event later than the 15th day of each calendar month, commencing on September 15, 2009, a detailed report as to the occupancy levels within the facilities owned by Guarantor or its Affiliates as of the last day of the immediately preceding month.
     (h) As soon as available but in no event later than the 15th day of each calendar month, commencing on September 15, 2009, a thirteen (13) week cash flow projection for Guarantor and its Affiliates dating from the fifteenth (15th) of such calendar month.
     (i) Immediately after their preparation, written copies of any updates or additional information related to that certain long-term cash flow projection and analysis of expected liquidity previously delivered to Agent.
     (j) Concurrently with delivery to such lender of Guarantor, Borrower will make reasonable efforts to provide any additional written information or written reports provided by an authorized officer of Guarantor related to any cash flow projection or analysis of expected liquidity of Guarantor provided to any other lender of Guarantor.”
     7. Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Loan Agreement, as amended hereby. Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the obligations of Borrower under the Loan Agreement. Except as expressly modified herein, the terms, provisions and covenants of the Loan Agreement are in all other respects hereby ratified and confirmed and remain in full force and effect.
     8. The Borrower shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Agent and its counsel in connection with this Agreement, including, but not limited to, a commitment fee in the aggregate amount of Fifty Thousand and No/100 Dollars ($50,000.00) for Loan A and Loan B payable to the Lenders on a pro rata basis and the reasonable fees and expenses of the Agent’s counsel and all recording fees, taxes and charges.
     9. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. Borrower agrees that Agent may rely on a telecopy of any signature of Borrower. Agent agrees that Borrower may rely on a telecopy of this Agreement executed by Agent.
     10. Pursuant to Section 8.15 of the Loan Agreement, Borrower has been prohibited from making cash distributions to its Sole Member. As a result, Borrower has cash on hand as a result of its Net Operating Income being greater than Debt Service. Lender hereby consents to the withdrawal of a portion of Borrower’s cash on hand in order to pay the commitment fee described in Section 8 of this Agreement. Borrower’s projection of Net Operating Income from the date hereof through the maturity date of the Loan, as provided by Borrower to Lender, indicates that Borrower will generate sufficient funds to pay Debt Service at the interest rate set forth in the Note as amended through the date hereof. Lender consents to Borrower’s use of Borrower’s funds to pay Debt Service.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, Borrower and Agent have executed this Agreement under seal as of the date and year first written above.

BORROWER:

WITNESS OR ATTEST:	SUNRISE CONNECTICUT AVENUE ASSISTED LIVING, L.L.C.

	By:	Sunrise Senior Living Investments, Inc., its sole Member

/s/ Uma Singh	By:	/s/ Julie Pangelinan (SEAL)
Julie Pangelinan
Vice President

COMMONWEALTH OF VIRGINIA, COUNTY OF FAIRFAX, TO WIT:
     On August 29, 2009, before me, Helen A. Wilson, a Notary Public in and for the Commonwealth shown above, appeared Julie Pangelinan personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose signature is subscribed to the within instrument, and acknowledged to me that she executed the same in her authorized capacity as Vice President of Sunrise Senior Living Investments, Inc., sole Member of Sunrise Connecticut Avenue Assisted Living, L.L.C., and that by her signature on the instrument the entity upon behalf of which she acted, executed the instrument.
     WITNESS my hand and official seal.

/s/ Helen A. Wilson
Notary Public

My Commission Expires: 11/30/2010
My Notarial Registration Number is: 313047

AGENT:

WITNESS:	CHEVY CHASE BANK F.S.B., as Agent and Lender

/s/	By:	/s/ Claude R. Sanders (SEAL)

Claude R. Sanders
Senior Vice President
COMMONWEALTH/STATE OF MARYLAND, COUNTY/CITY OF MONTGOMERY, TO WIT:
     On August 28th, 2009, before me, Pauline Ralph, a Notary Public in and for the Commonwealth shown above, appeared Claude R. Sanders, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose signature is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity as Senior Vice President of Chevy Chase Bank F.S.B., a division of Capital One, N.A., and that by his signature on the instrument the entity upon behalf of which he acted, executed the instrument.
     WITNESS my hand and official seal.

/s/ Pauline C. Ralph
Notary Public

My Commission Expires: 6/1/2010
My Notarial Registration Number is:

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